Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

LiqTech International, Inc.

As independent registered public accountants, we hereby consent to the use of our report dated February 27, 2026, with respect to the consolidated financial statements for LiqTech International, Inc., it its registration statements on Form S-1 (File No. 333-239364), Form S-3 (File No. 333-262604) and Form S-8 (File No. 333-193580, 333-269233 and 333-293076) relating to the December 31, 2025 and 2024 consolidated financial statements, which is incorporated by reference.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

February 27, 2026